Exhibit 10.19

Base Salaries of Named Executive Officers of Haverty Furniture Companies, Inc.

The following table sets forth the 2007 annual base salary levels of those individuals that are the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) in the 2007 proxy statement of Haverty Furniture Companies, Inc.:

Name	Position	Base Salary

Clarence H. Ridley	Chairman	$ 420,000
Clarence H. Smith	President and Chief Executive Officer	$ 450,000
Dennis L. Fink	Executive Vice President, Chief Financial Officer	$ 330,000
M. Tony Wilkerson	Senior Vice President, Marketing	$ 280,000
Rawson Haverty, Jr.	Senior Vice President, Real Estate	$ 221,500